PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1967


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                              Floating Rate Notes


Principal Amount:          $2,500,000


CUSIP Number:              59018S6K5


Interest Calculation:                   Day Count Convention:
[X] Regular Floating Rate Note          [X] Actual/360
[ ] Inverse Floating Rate Note          [ ] 30/360
    (Fixed Interest Rate)               [ ] Actual/Actual


Interest Rate Basis:
[X] LIBOR                               [ ] Commercial Paper Rate
[ ] CMT Rate                            [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                          [ ] CD Rate
[ ] Federal Funds Rate                  [ ] Other (see attached)
[ ] Treasury Rate
    Designated CMT Page:                    Designated LIBOR Page:
      CMT Telerate Page:                      LIBOR Telerate Page:
      CMT Reuters Page:                       LIBOR Reuter Page:

Index Maturity: Three Months            Minimum Interest Rate: Not Applicable

Spread: 0.1250%                         Maximum Interest Rate: Not Applicable

Initial Interest Rate: TBD              Spread Multiplier: Not Applicable

Interest Reset Dates:      Quarterly,  on the 18th of January,  April,  July and
                           October,   commencing  July  18,  2000;   subject  to
                           following business day convention.

Interest Payment Dates:    Quarterly,  on the 18th of January,  April,  July and
                           October,   commencing  July  18,  2000;   subject  to
                           following business day convention.

Other Provision:           The Notes have the same terms  (other than Issue date
                           and Issue price) as, and form a single series with, the Floating Rate Notes due 2005 which were issued in the principal amount of $5,000,000 on April 28, 2000.
                           The  aggregate  amount of the Floating Rate Notes due
                           2005, including the Notes issued pursuant to this Pricing Supplement will be $7,500,000. Interest on the notes offered pursuant to this Pricing Supplement will accrue from April 28, 2000.

Repayment at the Option
of the Holder:             The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the Option
of the Company:            The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 9, 2000